                                                                   EXHIBIT 10.22

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is entered into as of the 13th day of January, 2000 by and between SUNTRUST BANK, EAST TENNESSEE, N.A., Knoxville, Tennessee, a national banking association (the "Bank"), and CTI, INC., Knoxville, Tennessee, a Tennessee corporation (the "Borrower").

                                   WITNESSETH

           That for and in consideration of the sum of $10.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower, intending to be legally bound, agree as follows:

                              ARTICLE I - THE LOAN

         SECTION 1.1. THE LOAN. Bank hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Bank on a term loan basis, and upon the terms and conditions expressed herein, the principal sum of FOUR MILLION NINE HUNDRED THOUSAND DOLLARS ($4,900,000) (as amended, modified or restated, the "Loan"), to be evidenced by a Term Promissory Note substantially in the form attached to this Agreement as Exhibit A (as amended, modified or restated, the "Note").

         SECTION 1.2. LOAN ADVANCE; CONDITIONS TO ADVANCE. (a) Bank agrees, subject to the terms and conditions of this Agreement, to make one advance to Borrower under the Loan, in the principal amount outstanding up to but not exceeding $4,900,000. Unless otherwise agreed to by the Bank, such advance shall be made on the later to occur of: (i) the Closing Date or (ii) that date on which the Conditions Precedent set forth in paragraph (b) below are satisfied, as determined by the Bank in its sole judgment.

         (b) The obligations of the Bank to make the advance under the Loan is subject to the satisfaction of the following conditions (collectively, the "Conditions Precedent"):

                  (i) Execution and delivery of all Loan Documents, and, if so required by the Bank, recordation of such documents with the proper filing offices;

                  (ii) The delivery by Borrower's counsel of a legal opinion addressed to the Bank and covering such matters as the Bank or its counsel deems necessary;

                  (iii) Borrower's delivery to Bank of a copy of its Organizational Documents certified by the Borrower to be true and complete;

                  (iv) Bank's receipt of one or more certificates from the proper state official certifying as to the good standing of the Borrower in its state of organization and as to its Organizational Documents;

                  (v) Delivery to Bank of a copy of the Borrower's consent resolution or other corporate authorization document(s) evidencing Borrower's authorization to enter into the Loan and the execution of the Loan Documents by a duly authorized representative of Borrower;

                  (vi) Delivery to Bank of copies of all consents and required governmental approvals, if any, necessary for the execution, delivery and performance of the Loan Documents;

                  (vii) Payment of all fees required to be paid on the Closing Date; and

                  (viii) Delivery to Bank of such other documents, instruments and information as the Bank or its counsel may reasonably request.

         (c) Advances of proceeds under the Loan may be advanced by Bank by wire transfer upon Borrower's request or in such other manner as agreed to by Bank and Borrower. The Borrower hereby agrees to indemnify and hold the Bank and its directors, officers, employees and other representatives harmless from and against any loss, cost or expense incurred by the Bank, the Borrower or any other Person in connection with the execution of such wire transfer(s), except for those acts and omissions of the Bank and its directors, officers, employees and other representatives arising from gross negligence, willful misconduct or unlawful actions.

         SECTION 1.3. INTEREST. (a) Unless and until the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note on the basis of actual days elapsed over a year of 360 days, and interest on the Note shall be computed at the Fixed Rate.

         (b) Upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Note on the basis of actual days elapsed over a year of 360 days and shall be computed at the Default Rate.

         SECTION 1.4. PAYMENTS. Borrower shall make to Bank equal, installment payments of combined principal and accrued interest on the Loan on the first day of each calendar month beginning February 1, 2000 and continuing thereafter for fifty-eight (58) consecutive calendar months in those amounts set forth on
Schedule 1 attached to the Note. If not sooner paid pursuant to the terms hereof, Borrower shall make a final payment (i.e. 60th) of all accrued, unpaid interest and unpaid principal on January 1, 2005 (the "Maturity Date").

         SECTION 1.5. PREPAYMENTS. Borrower at any time may prepay the Loan in whole or in part with accrued interest to the date of such payment on the principal amount prepaid without premium or penalty except, if applicable, as may otherwise be required pursuant to the requirements of those documents relating to the Interest Rate Protection Arrangements. Prepayments on the Loan shall be applied first to accrued, unpaid interest and then installments due in the inverse order of maturity.

         SECTION 1.6. MATURITY DATE. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if not sooner paid pursuant to the terms of this Agreement, all outstanding principal and accrued, unpaid interest and all other fees and expenses of Borrower under the Loan shall be due and payable on the Maturity Date.

SECTION 1.7. USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used for Borrower's acquisition of the Property.

                             ARTICLE II - COLLATERAL

         The repayment by Borrower of its indebtedness under the Note, and the performance by Borrower of all its Obligations, shall be secured by the pledge by Borrower of certain personal and real property collateral, including, without limitation, the Property, pursuant to the terms of the Deed of Trust.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

           SECTION 3.1. ORGANIZATIONAL STATUS. Borrower is a corporation, duly organized and validly existing under the laws of the State of Tennessee, has the power and authority to own its properties and carry on its businesses as now conducted, and is qualified to do business in all jurisdictions in which it is required to qualify to conduct its businesses.

         SECTION 3.2. NO VIOLATIONS. The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement, the Note and all other Loan Documents to which Borrower is a party have been duly authorized by all requisite action on the part of Borrower and do not and will not (i) violate in any material respect any provision of any law or judgment or order or ruling of any court or governmental agency, (ii) be in conflict with, result in a breach of, or constitute, with notice or lapse of time or both, a default under any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, and (iii) violate or be in conflict with any provision of its Organizational Documents.

         SECTION 3.3. NO LEGAL PROCEEDINGS. There are no pending or threatened actions or proceedings before any court or administrative or governmental agency that may materially and adversely affect the financial condition or business operations of Borrower other than those previously disclosed by Borrower to Bank in writing.

         SECTION 3.4. FINANCIAL STATEMENTS. The financial statements dated September 30, 1999, previously delivered by Borrower to Bank fairly and accurately present the financial condition of Borrower as of such date(s) and have been prepared in accordance with GAAP consistently applied. Since September 30, 1999, there has been no material adverse change in the financial condition of Borrower, and after due inquiry, there exists no material contingent liability or obligation assertable against Borrower other than those previously disclosed by Borrower to Bank in writing.

         SECTION 3.5. TAXES. All federal, state and other tax returns of Borrower required by law to be filed have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, or, as applicable, Borrower is maintaining adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis thereof.

         SECTION 3.6. NO SUBORDINATION. The Obligations of Borrower are not subordinated in right of payment to any other obligation of Borrower.

         SECTION 3.7. PERMITS, FRANCHISES AND OTHER AUTHORIZATIONS. Borrower possesses all authorizations, permits, memberships, franchises, contracts, certifications, licenses, trademark rights, trade names and patents necessary to enable it to conduct its business operations as now conducted, and no consent, permission, authorization, order or license of any Person is necessary which has not heretofore been obtained in connection with such matters and in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.

         SECTION 3.8. NO DEFAULTS. There is no event which is, or which with notice or lapse of time or both, would be, an Event of Default (as defined in Article VI) under this Agreement.

         SECTION 3.9. ENFORCEABLE AGREEMENTS. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditor's rights generally, and by the application of general principles of equity, and the Note and all other Loan Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditor's rights generally, and by the application of general principles of equity.

                       ARTICLE IV - AFFIRMATIVE COVENANTS

         SECTION 4.1. INCORPORATION OF COVENANTS. All covenants set forth in
Article V of the Revolving Credit Agreement are hereby made by Borrower and incorporated herein by reference as if fully set forth herein.

         SECTION 4.2. EXPENSES. Borrower shall pay or reimburse Bank for any and all out-of-pocket expenses incurred by Bank in connection with the preparation and negotiation of this Agreement and the other Loan Documents and the enforcement of its rights and remedies hereunder and thereunder (including, without limitation, reasonable attorney's fees, court costs, etc.); provided, however, that Bank shall pay one-half (1/2) of all closing fees in connection with the Loan as set forth on the Closing Statement.

                         ARTICLE V - NEGATIVE COVENANTS

         SECTION 5.1. INCORPORATION OF COVENANTS. All covenants set forth in
Article VI of the Revolving Credit Agreement are hereby made by the Borrower and incorporated herein by reference as if fully set forth herein.

         SECTION 5.2. USE OF PROCEEDS. The Borrower shall not use any proceeds of the Loan except for the purposes stated in Section 1.7 hereof.

         SECTION 5.3. FINANCIAL COVENANTS. All financial covenants set forth in
Article VII of the Revolving Credit Agreement are hereby made by Borrower and incorporated herein by reference as if fully set forth herein.

                   ARTICLE VI - EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder:

         (a) Borrower's failure to pay when due any payment of principal or interest under the Note or any other sum due hereunder and five
                (5) days shall have elapsed since Bank has provided to Borrower notice of Borrower's failure to pay such amounts when due; or

         (b) Borrower's default under any other Loan Document, or under any other document, note, agreement or understanding with, held by, or executed in favor of Bank, including without limitation the Revolving Credit Agreement (and the expiration of any applicable grace or cure period); or

         (c) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower in connection herewith shall be false or misleading in any material respect as of the date made; or

         (d) Borrower's failure to perform or observe any covenant or agreement contained in Articles IV and V of this Agreement and 30 days shall have elapsed since Borrower's failure to perform or observe such covenant or agreement; provided, however, that any such inadvertent failure made in good faith shall not constitute an Event of Default if it is curable and is cured promptly after notice from the Bank (not to exceed, in any event, 30 days); and further - provided, however, that with respect to any violation of any financial covenant requirement, the Bank hereby agrees that no Default or Event of Default shall be deemed to occur until the Bank has declared that a Default or Event of Default has occurred thereby; or

         (e) Borrower's failure to pay its debts generally as they become due; or

         (f) Borrower's making an assignment for the benefit of creditors, petitioning any tribunal for the appointment of a custodian, receiver or any trustee for its or a substantial part of its assets, or commencing or taking any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect including, without limitation, the Federal Bankruptcy Code; or, if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered, and the same shall not have been terminated, dismissed or canceled within 60 days of its occurrence, or should Borrower by any act or omission indicate its approval of or acquiescence in any petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or should Borrower suffer to exist any such custodianship, receivership or trusteeship, and the same shall not have been terminated, dismissed or canceled within 60 days of its occurrence; or

         (g) Borrower's concealing, removing, or permitting to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or making or suffering a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffering or permitting, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days from the date of its issue.

           SECTION 6.2. REMEDIES. Upon the occurrence and continuation of an Event of Default, Bank may (i) terminate all obligations of Bank to Borrower, including, without limitation, all obligations to lend money under this Agreement, (ii) declare immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived, the Note and any other note or other Obligations of Borrower, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorney's fees if collected by or through an attorney, in bankruptcy or in other judicial proceedings) and (iii) pursue any remedy available to it under this Agreement or any other Loan Document, or under any other document, instrument or agreement executed by Borrower in favor of Bank, or available at law or in equity.

                           ARTICLE VII - MISCELLANEOUS

         SECTION 7.1. NO WAIVERS. No delay or failure on the part of Bank in the exercise of any right, power or privilege granted under this Agreement or the Note, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver by Bank of any Event of Default or any acquiescence therein. No single or partial exercise by Bank of any such right, power or privilege shall preclude the further exercise by Bank of such right, power or privilege. No waiver shall be valid against Bank unless made in writing and signed by Bank, and then only to the extent expressly specified therein.

         SECTION 7.2. NOTICES. All notices and communications provided for hereunder shall be in writing, delivered by hand or sent by first-class, registered or certified mail, postage prepaid, or by telefax, to the following addresses:

    If to Bank:         SunTrust Bank, East Tennessee, N.A.
                        7610 Gleason Road
                        Knoxville, Tennessee 37919
                        Attn: Corporate Banking Department, T. L. Smallwood III
                        Fax: (865) 544-2398

    If to Borrower:     CTI, Inc.
                        810 Innovation Boulevard
                        Knoxville, Tennessee 37922
                        Attn: Michael K. Templin, Chief Financial Officer
                        Fax: (865) 675-3048

Either Borrower or Bank, or both, may change its address for notice purposes by sending notice to the other party in the manner provided herein.

         SECTION 7.3. GOVERNING LAW. This Agreement and all other Loan Documents (except as may otherwise be expressed stated therein such other Loan Documents) shall be governed by and interpreted in accordance with the laws of the State of Tennessee without regard to conflicts of law principles.

         SECTION 7.4. SURVIVABILITY. All representations and warranties contained in this Agreement or made or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement. Further, all covenants set forth in Articles IV and V herein shall survive the termination of the Revolving Credit Agreement and therefore apply at all times to this Agreement, except to the extent the same may be modified under the Revolving Credit Agreement or, in the event of termination of the Revolving Credit Agreement, except to the extent the same may be modified from time to time hereunder.

           SECTION 7.5. SUCCESSORS AND ASSIGNS. This Agreement and all other Loan Documents shall bind and inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, however, Borrower shall not have any right to assign its rights or obligations hereunder or under any other Loan Document to any Person without the express prior written consent of the Bank.

         SECTION 7.6. TIME ESSENTIAL. Time is of the essence in interpreting and performing this Agreement, the Note and all other Loan Documents.

         SECTION 7.7. MODIFICATIONS AND AMENDMENTS. This Agreement and all other Loan Documents may be amended or modified, and Borrower may take any action herein or therein prohibited, or omit to perform any action required to be performed by it, only if Borrower shall obtain the prior written consent of Bank to such amendment, modification, action or omission to act, and no course of dealing between Borrower and Bank shall operate as a waiver of any right, power or privilege granted under this Agreement or any other Loan Document, or available at law or in equity.

         SECTION 7.8. RIGHTS CUMULATIVE. All rights, powers and privileges granted hereunder shall be cumulative and shall not be exclusive of any other rights, powers and privileges granted by the Note or any other Loan Document, or available at law or in equity.

         SECTION 7.9. RIGHTS OF SETOFF. Upon the occurrence and during the continuation of an Event of Default, Borrower recognizes Bank's right, without notice or demand, to apply any indebtedness due or to become due to Borrower from Bank or any affiliate of Bank in satisfaction of any of the Obligations, including without limitation, the right to set off against any deposits or other cash collateral of Borrower held by Bank or any affiliate of Bank.

         SECTION 7.10. WAIVER OF JURY TRIAL. BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE (OR ANY OBLIGATION AS SUCH TERM IS DEFINED HEREIN) OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF BORROWER OR BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT AND MAKING THE LOAN.

         SECTION 7.11. INTEREST RATE PROTECTION ARRANGEMENTS. In connection with this Agreement, the Bank (or any affiliate of Bank) and Borrower may agree to enter into certain interest rate protection arrangements from time to time, including without limitation, interest rate swap, cap, collar and other hedging arrangements, pursuant to separate written agreement (collectively, the "Interest Rate Protection Arrangements"), and such Interest Rate Protection Arrangements shall be mutually acceptable to Bank (or any such affiliate of Bank underwriting such Interest Rate Protection Arrangements) and Borrower, and Borrower's obligations under such Interest Rate Protection Arrangements shall be deemed part of the Obligations and secured by the collateral pledged under the Deed of Trust.

                          ARTICLE VIII - DEFINED TERMS

         For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

         "Base Rate" means, with respect to the Loan having the Base Rate as its type of base interest rate, the interest rate publicly announced from time to time by Bank as its base rate, and is not necessarily the lowest rate at which Bank extends credit to borrowers. Changes in the Base Rate shall be effective on the date of such change without prior notice to Borrower.

         "Business Day" means a day other than Saturday, Sunday or a holiday and on which the Bank is open for business.

         "Closing Date" means January 13, 2000 or such later date as agreed to by Bank and Borrower.

         "Deed of Trust" means the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents and Leases dated as of the date hereof made by Borrower to an individual trustee for the benefit of the Bank, and all amendments, modifications and restatements thereof.

          "Default Rate" means the Base Rate plus four percent (4.0%) per annum.

          "Estoppel Agreement" means the Tenant Estoppel and Attornment Agreement dated as of the date hereof made by CTI PET Systems, Inc., lessee under the PET Systems Lease, in favor of the Bank, as the same may be amended, modified or restated from time to time.

          "Fixed Rate" means eight and 15/100ths percent (8.15%) per annum.

          "GAAP" means generally accepted accounting principles.

          "Interest Rate Protection Arrangements" has the meaning set forth in
Section 7.11.

          "Loan Documents" means collectively, this Agreement, the Note, the Deed of Trust, the Estoppel Agreement, the Title Policy, and all such other documents, instruments and certificates executed by Borrower in connection therewith, as the same may be modified, amended, restated or supplemented from time to time.

          "Obligations" means collectively all of Borrower's payment and performance obligations and liabilities under any and all Loan Documents and under any such other documents, instruments, notes or agreements now or hereafter existing executed by Borrower in favor of Bank (or any affiliate of Bank), whether now or hereafter existing, matured or unmatured, joint or several or joint and several, direct or indirect and absolute or contingent (including without limitation any and all obligations under any Interest Rate Protection Arrangements entered into from time to time by Borrower and Bank (or any affiliate of Bank)).

          "Organizational Documents" means the charter, articles of incorporation, shareholders' agreements and bylaws, or articles of organization and operating agreement, as applicable.

          "Person" means an individual, corporation, partnership, limited liability company, trust, joint venture, proprietorship, unincorporated organization or a government or any agency, authority or political subdivision thereof.

          "PET Systems Lease" means the lease agreement by and between the Borrower as lessor and CTI PET Systems, Inc. as lessee relating to the Property, as the same may be amended, modified or restated from time to time.

          "Property" means the real property and improvements to be acquired by Borrower and located at 810 Innovation Boulevard, Knoxville, Tennessee 37922, which shall be encumbered by the Deed of Trust.

          "Revolving Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 30, 1999 by and among the Borrower, CTI Pet Systems, Inc. and CTI Services, Inc. as borrowers and the Bank as lender, as the same may be modified, amended or restated from time to time.

          "Title Company" means the title insurance company/agent engaged to prepare and deliver the Title Policy, and until further notice, shall be Tennessee Valley Title Insurance Company, Knoxville, Tennessee.

          "Title Policy" means the title insurance policy insuring the lien of the Deed of Trust on the Property and issued by the Title Company in favor of the Bank pursuant to Title Commitment No. C64579, all in a form and with such exceptions as required by the Bank in its sole judgment, and including also any endorsements relating thereto.

     WITNESS the hand of the parties hereto as of the date first above written.


BANK:                                     BORROWER:

SUNTRUST BANK, EAST TENNESSEE, N.A.       CTI, INC.


By:    /s/ T. L. Smallwood III            By:      /s/ T. D. Douglass
   ---------------------------------         ----------------------------------
Name: T.L. Smallwood III                  Name:  T. D. Douglass
Title:   Group Vice President             Title:   President

                                    EXHIBIT A

                              Term Promissory Note

$4,900,000                                                  Knoxville, Tennessee
                                                            January 13, 2000

         FOR VALUE RECEIVED, CTI, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, EAST TENNESSEE, N.A., a national banking association (the "Bank"), at the office of the Bank at 7610 Gleason Road, Knoxville, Tennessee 37919, or at such other location as the Bank may designate from time to time, pursuant to the Loan Agreement dated as of the date hereof by and between the Borrower and the Bank (as amended, modified or restated, the "Loan Agreement"), in lawful money of the United States of America, in immediately available funds, the principal amount of FOUR MILLION NINE HUNDRED THOUSAND DOLLARS ($4,900,000) or, if less than such principal amount, the aggregate unpaid principal amount of loan advances made by the Bank to the Borrower under the Loan pursuant to the terms of the Loan Agreement and Schedule 1 attached hereto and incorporated herein by reference, and to pay interest from the date hereof on the unpaid principal amount advanced hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article I of the Loan Agreement. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments of the principal hereof and interest hereon and the respective dates thereof shall be evidenced by the books and records of the Bank.

         This Note is the Note referred to in the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the Maturity Date, and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Tennessee without regard to conflicts of law principles.

         IN WITNESS WHEREOF, this Note has been duly executed by a duly authorized representative of the Borrower as of the day and year first above written.

                                      CTI, INC.


                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------